                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              TWINLAB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                TWINLAB(R) LOGO

                                  MAY 14, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Twinlab Corporation to be held at 10:00 a.m. on Thursday, June 17, 1999, at the Media Center located at 150 Motor Parkway, Hauppauge, New York.

     We hope that you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the Annual Meeting or not, we urge you to sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided. This will ensure representation of your shares in the event that you are unable to attend the Annual Meeting.

     The matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

     The Directors and Officers of the Company look forward to meeting with you.

                                          Sincerely,
                                          /s/ ROSS BLECHMAN
                                          ROSS BLECHMAN
                                          Chairman of the Board

                              TWINLAB CORPORATION
                               150 MOTOR PARKWAY
                           HAUPPAUGE, NEW YORK 11788
                                 (516) 467-3140

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1999

To the Holders of Our Common Stock:

     The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of TWINLAB CORPORATION (the "Company") will be held at the Media Center located at 150 Motor Parkway, Hauppauge, New York, on June 17, 1999 at 10:00 a.m., local time, for the following purposes:

     1. To elect eight directors to the Board of Directors.

     2. To approve the Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors.

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1999.

     4. To transact such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on May 6, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1998 Annual Report to Stockholders is being mailed with this Notice and Proxy Statement on or about May 14, 1999 to all stockholders of record on the record date.

                                          By Order of the Board of Directors,
                                          /s/ Neil Blechman
                                          NEIL BLECHMAN
                                          Secretary

Hauppauge, New York
May 14, 1999

                                   IMPORTANT

        Stockholders are requested to DATE, SIGN and MAIL the enclosed proxy.
                A postage paid envelope is provided for mailing.

                              TWINLAB CORPORATION
                               150 MOTOR PARKWAY
                           HAUPPAUGE, NEW YORK 11788
                                 (516) 467-3140

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 17, 1999

                                    GENERAL

     This proxy statement (the "Proxy Statement") is furnished by the board of directors (the "Board of Directors" or the "Board") of TWINLAB CORPORATION, a Delaware corporation (the "Company"), in connection with the Company's annual meeting of stockholders (the "Annual Meeting") to be held on June 17, 1999. The proxy materials are being mailed on or about May 14, 1999 to the Company's common stockholders (the "Stockholders") of record at the close of business on May 6, 1999 (the "Record Date"). As of the Record Date, there were 32,705,049 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), issued and outstanding. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Company's Secretary. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of Common Stock. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone, telegraph or telefacsimile. The Company has also retained Bowne Business Communications, Inc. to aid in the distribution of the proxy materials at an estimated cost not to exceed $2,000 plus reimbursement of reasonable out-of-pocket expenses.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting. If no specification is made on the proxy as to the proposal, the shares represented by the proxy will be voted (i) FOR the election of the nominees for directors named herein, (ii) FOR the approval of the Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors; (iii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders.

     Election as a director requires a plurality of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For the other proposals to be voted upon at the Annual Meeting, the affirmative vote of a majority of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required.

     The inspectors of election will treat abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. The inspectors of election will treat broker non-votes as shares that are unvoted and not present on such proposals, thus having no effect on the outcome of such proposals.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     The Company's By-laws provide that the number of directors shall be as fixed from time to time by resolution duly adopted by the Board of Directors, but in no event shall such number of directors be less than eight. The Company's directors hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

     At the Annual Meeting, eight directors will be elected as directors whose terms will expire upon the due election and qualification of their successors at the 2000 Annual Meeting of Stockholders. All of the Company's current directors have been nominated for re-election at the Annual Meeting. The shares represented by the enclosed proxy will be voted in favor of the persons nominated, unless a vote is withheld from any or all of the individual nominees. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

     Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following table provides certain information as of March 31, 1999 about each of the Company's nominees for director. Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman and Steve Blechman (the "Blechman Brothers") are brothers.

                                                                                               DIRECTOR
NAME                                   AGE             POSITIONS WITH THE COMPANY               SINCE
----                                   ---             --------------------------              --------
Ross Blechman(1).....................  45     Chairman of the Board, Chief Executive             1996
                                              Officer, President and Director
Brian Blechman(2)....................  48     Executive Vice President, Treasurer and            1996
                                              Director
Dean Blechman........................  41     Executive Vice President and Director              1996
Neil Blechman........................  48     Executive Vice President, Secretary and            1996
                                              Director
Steve Blechman.......................  45     Executive Vice President and Director              1996
Stephen L. Welling...................  44     President -- Health and Natural Food Store         1997
                                                Division
John G. Danhakl(1)(2)................  42     Director                                           1996
Jonathan D. Sokoloff(1)(2)...........  41     Director                                           1996

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     The business experience, principal occupation, employment and certain other information concerning each nominee is set forth below.

     Ross Blechman became Chairman of the Board, Chief Executive Officer, President and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. ("Twin") in 1974 and served as Vice President, Operations of the Company prior to May 7, 1996. Mr. Blechman is Chairman of the Board, President, Chief Executive Officer and Director of Twin, and an executive officer and director of various subsidiaries of Twin.

     Brian Blechman became an Executive Vice President, Treasurer and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. in 1972 and served as Vice President, Purchasing & Quality Control of the Company prior to May 7, 1996. He is responsible for purchasing, plant operations, quality control and real estate. Mr. Blechman is an Executive Vice President and Director of Twin, and an executive officer and director of various subsidiaries of Twin.

     Dean Blechman became an Executive Vice President and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. in 1979 and served as Vice President, Sales of the Company prior to May 7, 1996. He is responsible for sales and distribution. Mr. Blechman is an Executive Vice President and Director of Twin, and an executive officer and director of various subsidiaries of Twin.

     Neil Blechman became an Executive Vice President, Secretary and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. in 1972 and served as Vice President, Marketing & Advertising of the Company prior to May 7, 1996. He is responsible for marketing and advertising activities, promotional programs, merchandising strategies, packaging, trade shows and public relations. Mr. Blechman is an Executive Vice President and Director of Twin, and an executive officer and director of various subsidiaries of Twin.

     Steve Blechman became an Executive Vice President and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. in 1974 and served as Vice President, Product Development & Marketing of the Company prior to May 7, 1996. He is involved in marketing, product development, customer service, public relations and the operations of ARP. Mr. Blechman is an Executive Vice President and Director of Twin, and an executive officer and director of various subsidiaries of Twin.

     Stephen L. Welling became President -- Health and Natural Food Store Division on March 3, 1999, and was elected to the Board of Directors of the Company on September 16, 1997. Mr. Welling previously was President of Nature's Herb's division of Twin since May 7, 1996. Mr. Welling joined Natur-Pharma Inc. in 1977 as the controller and served as President of Natur-Pharma Inc. prior to May 7, 1996. Prior to his promotion to President, Mr. Welling served as Vice President of Operations of Natur-Pharma Inc. with responsibility for manufacturing, personnel, quality management, legal affairs and finance. Mr. Welling is on the board of directors of the National Nutritional Foods Association, a leading trade organization of the industry's retailers, distributors, suppliers and manufacturers.

     John G. Danhakl became a director of the Company on May 7, 1996. He has been an executive officer and an equity owner of Leonard Green & Partners, L.P. ("LGP"), a merchant banking firm which manages Green Equity Investors II, L.P. ("GEI"), since 1995. Mr. Danhakl had previously been a Managing Director at Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and had been with DLJ since 1990. Prior to joining DLJ, Mr. Danhakl was a Vice President at Drexel Burnham Lambert Incorporated ("Drexel"). Mr. Danhakl is also a director of Big 5 Corp., Communications & Power Industries, Inc., Leslie's Poolmart, Inc., Hechinger Company, The Arden Group, Inc. and Liberty Group Publishing. Mr. Danhakl also serves as a director of Twin.

     Jonathan D. Sokoloff became a director of the Company on May 7, 1996. He has been a partner of LGA since 1990 and has been an executive officer and equity owner of LGP since its formation in 1994. Mr. Sokoloff had previously been a Managing Director at Drexel. Mr. Sokoloff is a director of Carr-Gottstein Foods Co., Gart Sports Company and Hechinger Company. Mr. Sokoloff also serves as a Director of Twin.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee and a Compensation Committee. In 1998, the Board of Directors met three times and acted by unanimous written consent on two occasions, the Compensation Committee met once and the Audit Committee met once.

     The Audit Committee reviews the adequacy of internal controls, the results and scope of annual audits and other services provided by the Company's independent auditors. In 1998, the Audit Committee was comprised of Brian Blechman, John Danhakl and Jennifer Holden Dunbar (until Ms. Holden Dunbar's resignation in July 1998 as a director of the Company and as a member of the Audit Committee). Jonathan Sokoloff became a member of the Audit Committee on February 25, 1999.

     The Compensation Committee establishes salaries, bonuses and other forms of compensation for executives of the Company and such other employees of the Company as assigned thereto by the Board. In 1998, the Compensation Committee was comprised of Ross Blechman, John Danhakl, Jennifer Holden Dunbar (until Ms. Holden Dunbar's resignation in July 1998 as a director of the Company and as a member of the Compensation Committee) and Jonathan Sokoloff.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the General Counsel's Office at the Company's principal executive offices, 150 Motor Parkway, Hauppauge, New York 11788.

     During the period in which each person served as a director, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board on which such person served.

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation for serving on the Board of Directors. The Company has adopted a program with respect to the compensation payable to non-employee directors. Pursuant to this program, each non-employee director of the Company will be paid an annual retainer of $27,000 and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof he attends. Each committee chairman will receive $1,500 for each committee meeting he attends. The annual retainer is comprised of $15,000 cash, restricted stock valued at $5,000 and options to purchase 2,500 shares of Common Stock. The restricted stock and stock options will be issued under the Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors, if adopted by the stockholders. Pursuant to Company's recently adopted Deferred Compensation Plan for Outside Directors, non-employee directors can elect each year to defer receipt of any part or all of the cash portion of the retainer and convert such deferred compensation into shares of "Phantom Stock" based on the fair market value of the Company's Common Stock. Each share of Phantom Stock entitles the participant to receive in cash the value of a share of Common Stock when he ceases to be a director. In addition, non-employee directors are reimbursed for their out-of-pocket expenses in attending Board meetings. See "Certain Relationships and Related
Transactions -- Transactions with LGP" for a description of the Management Services Agreement that existed between LGP, the Company and Twin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1998, the Company's Compensation Committee consisted of Ross Blechman, John Danhakl, Jennifer Holden Dunbar (until Ms. Holden Dunbar's resignation in July 1998 as a director of the Company and as a member of the Compensation Committee) and Jonathan Sokoloff. In addition to being a director and executive officer of the Company, Mr. Blechman is also Chairman of the Board, President, Chief Executive Officer and Director of Twin, and an executive officer and director of various subsidiaries of Twin. Messrs. Sokoloff and Danhakl are also directors of Twin. Ms. Holden Dunbar was a director of Twin until her resignation in July 1998. See "Certain Relationships and Related Transactions" for a description of certain transactions involving the Company and the members of the Compensation Committee or entities controlled by such individuals.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission and The Nasdaq National Stock Market. Copies of these reports are also required to be supplied to the Company. The Company believes, based solely on a review of the copies of such reports received by the Company, that all applicable Section 16(a) reporting requirements were complied with during 1998.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement, together with information regarding the business experience of such officers, are identified below. Information regarding the business experience of Messrs. Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman, Steve Blechman and Stephen L. Welling (collectively, the "Senior Executive Officers") is set forth above under the heading "Information Concerning Directors and Nominees." Each executive officer is elected annually by the Board of Directors of the Company and serves until the next regular annual meeting of the Board and until his or her successor is duly elected and qualified, or until his or her earlier death, disqualification, resignation or removal.

NAME                                                              POSITION
----                                                              --------
                                         Chairman of the Board, Chief Executive Officer and
Ross Blechman........................    President
Brian Blechman.......................    Executive Vice President and Treasurer
Dean Blechman........................    Executive Vice President
Neil Blechman........................    Executive Vice President and Secretary
Steve Blechman.......................    Executive Vice President
John McCusker........................    Chief Financial Officer
Stephen L. Welling...................    President -- Health and Natural Food Store Division

     John McCusker, age 59, became the Chief Financial Officer of the Company on November 3, 1997. He is responsible for financial management and the Company's Management Information Systems department. He was previously an independent financial consultant. From 1987 to 1995, Mr. McCusker was Chief Financial Officer for Geraghty & Miller, Inc. Upon its 1994 merger with Arcadis NV, he was appointed to the additional position of Senior Vice President of Arcadis.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation earned, whether paid or deferred, by the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1996, 1997 and 1998. Prior to May 7, 1996, the Blechman Brothers collectively acted in a similar capacity to a Chief Executive Officer.

                                                    ANNUAL COMPENSATION
                                       ----------------------------------------------
                                                                    ALL OTHER ANNUAL         ALL OTHER
NAME AND PRINCIPAL OCCUPATION  YEAR    SALARY($)    BONUS($)(A)    COMPENSATION($)(B)    COMPENSATION($)(C)
-----------------------------  ----    ---------    -----------    ------------------    ------------------
Ross Blechman.............     1998    $428,305      $300,200           $31,462                $1,365
  Chairman of the Board,       1997     412,869       224,680            32,693                 1,365
  President and Chief          1996     403,077       324,950            18,650                 1,365
  Executive Officer

Brian Blechman............     1998     428,305       300,200            22,275                 1,660
  Executive Vice President     1997     412,869       224,680            24,102                 1,660
  and Treasurer                1996     403,077       324,950            19,607                 1,660

Dean Blechman.............     1998     428,305       300,200            23,162                 1,073
  Executive Vice President     1997     412,869       224,680            23,746                 1,073
                               1996     403,077       324,950            26,531                 1,073

Neil Blechman.............     1998     428,305       300,200            25,709                 1,660
  Executive Vice President     1997     412,869       224,680            28,520                 1,660
  and Secretary                1996     403,077       324,950            23,294                 1,660

Steve Blechman............     1998     428,305       300,200            22,714                 1,365
  Executive Vice President     1997     412,869       224,680            25,784                 1,365
                               1996     403,077       324,950            28,653                 1,365

---------------
(a) A description of the Company's bonus arrangements is contained below under "-- Employment Agreements."

(b) For fiscal year 1996, includes (i) payment of premiums for executive medical insurance policies; (ii) matching contributions under Twin's 401(k) plan;
    (iii) automobile allowances; and (iv) payment of premiums for TLI's cafeteria benefits program and Twin's successor cafeteria benefits program, for each of the Blechman Brothers. For fiscal years 1997 and 1998, includes
    (i) payment of premiums for executive medical insurance policies; (ii) matching contributions under Twin's 401(k) plan; (iii) automobile allowances; and (iv) payment of premiums for Twin's cafeteria benefits program and Twin's successor cafeteria benefits program, for each of the Blechman Brothers.

(c) For fiscal years 1996, 1997 and 1998, represents the payment of premiums for term life insurance policies for each of the Blechman Brothers.

EMPLOYMENT AGREEMENTS

     On May 7, 1996, the Company entered into employment agreements with each of the Blechman Brothers (each an "Employment Agreement"). Pursuant to the terms of each Employment Agreement, the relevant individual will be employed as an executive of the Company and its subsidiaries until November 15, 1999. The Company expects to engage in discussions with each of the Blechman Brothers with respect to the renewal of such Employment Agreements. The Employment Agreement provides for a base salary of $400,000 (as adjusted annually for inflation), in addition to other customary perquisites and benefits. In addition to receiving a base salary, the executive is also eligible to participate in Twin's Bonus Plan which entitles such individual to a bonus payment of up to 128% of his base salary for the relevant calendar year based on annual increases in EBITDA (as defined therein) realized by the Company for each year of the employment term. Each Employment Agreement also provides, subject to certain exceptions, that upon a termination of the individual's employment during the term thereof (other than for "cause" as defined therein), the Company is generally obligated to pay the individual an amount equal to his base salary for the remaining term under the Employment Agreement (which, for this purpose, will be a three year period).

     On May 7, 1996, the Company entered into an employment agreement with Stephen L. Welling to serve as President of the Nature's Herbs division of Twin (the "Division") (as amended, the "Welling Employment Agreement"). The Welling Employment Agreement provides that Mr. Welling will be employed as an executive of the Company for a term of three years, renewable for terms of one year thereafter. The Welling Employment Agreement provides for a base salary of $200,000 (as adjusted for inflation), in addition to other customary perquisites and benefits. In addition to receiving a base salary, Mr. Welling is also eligible to participate in the Division Bonus Plan which entitles him to a bonus payment of up to 202.5% of his base salary for the relevant calendar year based on annual increases in EBITDA (as defined therein) realized by the Division for each year of the employment term. The Welling Employment Agreement also provides, subject to certain exceptions, that upon a termination of Mr. Welling's employment during the term thereof (other than for "cause" as defined therein), the Company is generally obligated to pay Mr. Welling an amount equal to his base salary for the remaining term under the Welling Employment Agreement.

     On May 7, 1996, Twin entered into consulting agreements with each of David and Jean Blechman, the parents of the Blechman Brothers and the founders of Twin (together, the "Consultants") (each a "Consulting Agreement"). The Consulting Agreement provides that the relevant individual be engaged as an independent consultant to the Company, Twin and ARP for a term of five years. As consideration for such consulting services, Twin is obligated to pay the individual an annual consulting fee of $100,000, in addition to certain limited perquisites and benefits.

     In May 1996, the Company and Twin entered into non-competition agreements with each of the Blechman Brothers and Stephen Welling and the Consultants (each a "Non-Competition Agreement"). The term of the Non-Competition Agreement of each of the Blechman Brothers and of each of the Consultants and Stephen L. Welling is five years and three years, respectively. The Non-Competition Agreement generally prevents the individual from participating in any manner in the management, operation or ownership of any entity which is engaged in similar lines of business to those of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Scope of Committee's Work. The Compensation Committee reviews and approves the compensation of executives of the Company and such other employees of the Company as assigned thereto by the Board and makes recommendations to the Board with respect to standards for setting compensation levels. In 1998, the Compensation Committee consisted of Ross Blechman, John Danhakl, Jennifer Holden Dunbar (until Ms. Holden Dunbar's resignation in July 1998 as a director of the Company and as a member of the Compensation Committee) and Jonathan Sokoloff. The Compensation Committee adopted the Report on Executive Compensation set forth below.

     The Company does not presently have a stock option committee. The functions customarily performed by a stock option committee are performed by the Board of Directors as a whole.

     Report on Executive Compensation. The Company's executive compensation for fiscal 1998 consisted of two primary components: base salary and bonus. The level of each executive officer's base salary and bonus is established in such officer's employment agreement, which agreements were entered into in May, 1996. See "-- Employment Agreements."

     The salary and bonus components of the Company's executive compensation are together designed to facilitate fulfillment of the following compensation objectives: (i) retaining competent management; (ii) rewarding management for the attainment of short and long term accomplishments; (iii) aligning the interests of management with those of the Company's stockholders; and (iv) relating executive compensation to the achievement of Company goals and the Company's financial performance.

     Base Salary. The base salary of each of the Senior Executive Officers in fiscal 1998 was paid in accordance with the terms of their respective employment agreements. Such base salary is subject to annual adjustment for inflation.

     Bonuses. The Compensation Committee believes that the awarding of annual bonuses provides an incentive and reward for short-term financial success and long-term Company growth. The bonus component of the long-term employment agreements of each of the Senior Executive Officers is intended to link compensation in significant part to the Company's financial performance and the attainment of Company goals. The bonus earned by each of the Senior Executive Officers was calculated in accordance with a formula set forth in the relevant officer's employment agreement and entitles such individual to a bonus calculated as a percentage of base salary based on annual increases in EBITDA realized by Twin or the Division, as applicable, for each fiscal year. See "-- Employment Agreements."

     Stock Incentive Plans. The Twinlab Corporation 1996 Stock Incentive Plan (the "1996 Plan") provides for the issuance of a total of up to 400,000 authorized and unissued shares of Common Stock as awards in the form of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock and (v) performance shares. No individuals who are directors of the Company (including the Blechman Brothers) are eligible to receive awards under the Plan. Prior to the consummation of the Company's initial public offering in 1996 (the "IPO"), Stephen L. Welling was awarded 8,000 nonqualified stock options under the 1996 Plan, such options having an exercise price equal to $12.00, the IPO price. In 1998, certain employees of the Company were awarded an aggregate of 214,000 nonqualified stock options with exercise prices of $29.375 per share. Such options become exercisable over five years from the date of grant at the rate of 20% of the grant each year.

     The Twinlab Corporation 1998 Stock Incentive Plan provides for the issuance of a total of up to 1,000,000 authorized and unissued shares of Common Stock in the form of: (i) incentive stock options, (ii) non-qualified stock options,
(iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) dividend equivalent rights and (vii) other stock based awards. Awards may be made to such officers and other employees of the Company and its subsidiaries (including employees who are directors and prospective employees who become employees), and to such consultants to the Company and its subsidiaries as the Compensation Committee shall in its discretion select. In 1998, an employee of the Company was awarded a nonqualified stock option to purchase 50,000 shares of Common Stock at an exercise price of $25.00 per share. Such option becomes exercisable over five years from the date of grant at the rate of 20% of the grant each year.

     The Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors, if approved by the stockholders at the Annual Meeting, will be administered initially by the Board of Directors.

     Profit Sharing Plan. Prior to July 1, 1996, Twin sponsored an employee profit sharing and savings plan (the "Twin Plan") and Natur-Pharma Inc. sponsored an Employee Savings and Investment Plan (the "NP Plan"), which covered all of Twin's and Natur-Pharma Inc.'s eligible employees, respectively. Executive officers of Twin and Natur-Pharma Inc. participated in the Twin Plan and NP Plan, respectively, on the same terms as other employees. Effective July 1, 1996, the Twin Plan was amended and restated and merged with the NP Plan to form the Twin Laboratories Inc. 401(k) Plan (the "401(k) Plan"). Eligible employees, including executive officers of the Company and Twin, may contribute up to 15% of their annual compensation to the 401(k) Plan, subject to certain limitations, and Twin will match 50% of such contributions.

     Compensation of the Chief Executive Officer. The compensation package of Mr. Ross Blechman, the Company's President and Chief Executive Officer, like that of the other Senior Executive Officers, primarily consists of base salary and bonus components. The levels of base salary and bonus, as well as the factors considered in determining such levels, are established by Mr. Blechman's Employment Agreement and are identical to those of the other Blechman Brothers.

     In 1998, Ross Blechman earned a base salary of $428,305 and a bonus of $300,200. In addition, pursuant to his employment agreement, Mr. Blechman receives certain other customary perquisites and benefits. As of April 27, 1999, Ross Blechman beneficially owned 1,660,497 shares, or 5.1%, of the Company's Common Stock. See "-- Security Ownership of Certain Beneficial Owners and Management."

                                          Ross Blechman
                                          John G. Danhakl
                                          Jonathan D. Sokoloff

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for the Nasdaq
Composite -- U.S. and the Nasdaq Health Index. The graph assumes an investment of $100 on November 15, 1996, when the Company's stock was first traded in a public market. Reinvestment of dividends is assumed in all cases.

                                                   TWINLAB CORPORATION         NASDAQ HEALTH INDEX       NASDAQ COMPOSITE - U.S.
                                                   -------------------         -------------------       -----------------------
'Nov 15 96'                                              100.00                      100.00                      100.00
'Dec 96'                                                 101.06                      102.79                      102.32
'Mar 97'                                                 112.50                       95.97                       90.97
'Jun 97'                                                 200.00                      107.12                      114.74
'Sept 97'                                                170.63                      110.55                      134.48
'Dec 97'                                                 206.25                      104.75                      125.84
'Mar 98'                                                 337.50                      114.89                      146.97
'Jun 98'                                                 364.06                      104.27                      150.98
'Sept 98'                                                213.54                       78.36                      136.38
'Dec 98'                                                 109.38                       88.75                      176.96

     The comparisons in the table and on the graph above are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information, as of April 27, 1999, concerning the Common Stock of the Company beneficially owned (i) by each director and nominee of the Company, (ii) by the Named Executive Officers and all executive officers and directors as a group, and (iii) by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                              PERCENT OF
                                                              NUMBER OF         SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                          SHARES(A)     OUTSTANDING(A)
------------------------------------                          ----------    --------------
Green Equity Investors II, L.P..............................   4,879,999         14.9
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard, Suite 2000
  Los Angeles, CA 90025
John G. Danhakl(b)..........................................   4,879,999         14.9
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard, Suite 2000
  Los Angeles, CA 90025
Jonathan D. Sokoloff(b).....................................   4,879,999         14.9
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard, Suite 2000
  Los Angeles, CA 90025
Brian Blechman..............................................   1,659,246          5.1
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Dean Blechman(c)............................................   1,660,080          5.1
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Neil Blechman(d)............................................   1,660,497          5.1
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Ross Blechman(d)............................................   1,660,497          5.1
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Steve Blechman(c)...........................................   1,660,080          5.1
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
John McCusker(e)............................................      11,500            *
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Stephen L. Welling(f).......................................      31,970            *
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
All executive officers and directors as a group (9            13,223,869         40.4%
  persons)(g)...............................................

---------------
 (a) Does not include an aggregate of 323,000 shares of Common Stock issuable upon exercise of outstanding stock options with a weighted average price of $23.02 per share.

(b) The shares shown as beneficially owned by Messrs. Danhakl and Sokoloff represent 4,879,999 shares owned of record by GEI. GEI is a Delaware limited partnership managed by LGP, which is an affiliate of the general partner of GEI. Each of Leonard I. Green, Jonathan D. Sokoloff, John G. Danhakl, Peter
    J. Nolan and Gregory J. Annick, either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control LGP and such general partner. LGP and such general partner may be deemed to control the voting and disposition of the shares of Common Stock of the Company owned by GEI. As such, Messrs. Sokoloff and Danhakl may be deemed to have shared voting and investment power with respect to all shares held by GEI. However, such individuals disclaim beneficial ownership of the securities held by GEI except to the extent of their respective pecuniary interests therein.

 (c) The shares shown as beneficially owned by each of Dean Blechman and Steve Blechman each include 834 shares of Common Stock beneficially owned by their respective minor children. Dean Blechman and Steve Blechman disclaim beneficial ownership of such shares.

(d) The shares shown as beneficially owned by each of Ross Blechman and Neil Blechman each include 1,251 shares of Common Stock owned by their respective minor children. Ross Blechman and Neil Blechman disclaim beneficial ownership of such shares.

 (e) The shares shown as beneficially owned by John McCusker include 10,000 shares subject to options exercisable within 60 days, but do not include 500 shares of Common Stock owned by Mr. McCusker's spouse, Brenda McCusker. Mr. McCusker disclaims beneficial ownership of such shares.

 (f) The shares shown as beneficially owned by Mr. Welling include 3,200 shares subject to options exercisable within 60 days.

 (g) Includes the shares referred to in Notes (b), (c), (d), (e) and (f) above.

  * Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company has employment agreements with each of the Senior Executive Officers and consulting agreements with each of the Consultants. See "Executive Compensation."

TRANSACTIONS WITH LGP

     LGP is the investment advisor to and an affiliate of the general partner of GEI, which owns 14.9% of the outstanding shares of Common Stock of the Company. Messrs. Danhakl and Sokoloff, stockholders and directors of the general partner of LGP, are directors of the Company and Twin. Ms. Holden Dunbar, a stockholder and general partner of LGP, was a director of the Company and Twin until her resignation in July 1998. See "Information Concerning Directors and
Nominees -- Nominees at the 1999 Meeting."

     The Company and Twin were parties to a Management Services Agreement (which terminated in April 1998) with LGP pursuant to which LGP received an annual retainer fee of $400,000 plus reasonable expenses for providing certain management, consulting and financial planning services (the "LGP Management Fee"). The Company believes that the contacts and expertise provided by LGP in these areas enhanced the Company's opportunities and management's expertise in these matters and that the fees paid to LGP fairly reflect the value of the services provided by LGP. In 1998, the specialized consulting services provided by LGP overlapped to some extent with the role of Messrs. Danhakl and Sokoloff and Ms. Holden Dunbar as directors of the Company and Twin, for which they did not receive any additional compensation. See "Information Concerning Directors and Nominees -- Director Compensation." Ms. Holden Dunbar resigned as a director in July 1998.

                                 PROPOSAL NO. 2

                 APPROVAL OF THE TWINLAB CORPORATION 1999 STOCK
                      INCENTIVE PLAN FOR OUTSIDE DIRECTORS

     The Board of Directors has adopted, subject to stockholder approval, the Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors (the "Stock Plan"). The adoption of the Stock Plan is part of a broader program adopted with respect to the compensation payable to non-employee directors of the Company, which also includes the Company's recently adopted Deferred Compensation Plan for Outside Directors (the "Deferred Compensation Plan"). The Deferred Compensation Plan provides, generally, that non-employee directors can elect each year to defer receipt of any part or all of the cash portion of their annual retainer and convert such deferred compensation into shares of "Phantom Stock" based on the fair market value of the Company's Common Stock. Each share of Phantom Stock entitles the participant to receive in cash the value of a share of Common Stock when he ceases to be a director.

     The following summary of the main features of the Stock Plan is qualified by reference to the complete text of the Stock Plan, which is set forth in Appendix A hereto.

GENERAL

     The purpose of the Stock Plan (together with the Deferred Compensation
Plan) is to promote the interests of the Company and its stockholders by providing the Company's non-employee directors with appropriate incentives and rewards to encourage them to take a long-term outlook when formulating policy applicable to the Company, to encourage such individuals to remain on the Board of Directors of the Company and to provide them with an equity interest in the Company. The Company believes that such an equity interest underscores the directors' common interest with stockholders in increasing the value of Common Stock over the long term.

     The Stock Plan provides for the granting of up to an aggregate of 65,000 shares of the Common Stock, subject to adjustment in the event of certain capital changes as described below. Shares issued under the Stock Plan may be authorized but unissued shares of Common Stock or treasury shares of Common Stock at the discretion of the committee designated to administer the Stock Plan (the "Committee"). As of May 11, 1999, the value of a share of Common Stock was $8 21/32.

ADMINISTRATION

     The Stock Plan will be administered by the Committee, which shall be comprised of one or more individuals appointed by the Board of Directors. In the absence of any appointment, the Committee shall be the Board of Directors. The Committee is authorized to determine all questions of interpretation and application of the Stock Plan. The determinations of the Committee are made in its sole discretion and are final and binding on all Participants (as defined below). No Participant in the Stock Plan may participate in any decision relating to the Stock Plan which would affect solely such Participant.

ELIGIBILITY

     All members of the Board of Directors of the Company who are not employees of the Company or its subsidiaries will be eligible to participate in the Stock Plan (each, a "Participant"). Participation in, and the granting of Awards under, the Stock Plan is automatic and effected pursuant to a formula described below, and is not subject to any Participant elections or Company discretion. As of June 1, 1999, it is anticipated that two (2) directors will be eligible to participate in the Stock Plan, if it is adopted by the stockholders.

NEW PLAN BENEFITS

     The following table sets forth the dollar value and number of nonqualified stock options and restricted shares of Common Stock to be granted under the Stock Plan, if adopted by the stockholders, during fiscal year 1999 to the extent determinable as of the date of this Proxy Statement.

                               NEW PLAN BENEFITS

                1999 STOCK INCENTIVE PLAN FOR OUTSIDE DIRECTORS

NAME AND POSITION                                             DOLLAR VALUE ($)    NUMBER OF UNITS
-----------------                                             ----------------    ---------------
Ross Blechman...............................................            0                  0
  Chairman of the Board, President and Chief Executive
  Officer
Neil Blechman...............................................            0                  0
  Executive Vice President, Secretary and Director
Steve Blechman..............................................            0                  0
  Executive Vice President and Director
Dean Blechman...............................................            0                  0
  Executive Vice President and Director
Brian Blechman..............................................            0                  0
  Executive Vice President, Treasurer and Director
Executive Group.............................................            0                  0
Non-Executive Director Group................................      $10,000(1)           5,000(2)
Non-Executive Officer Employee Group........................            0                  0

---------------
(1) Represents grants of restricted stock with a dollar value of $5,000 to be made on June 18, 1999 to each of two directors who are not employees of the Company ("outside directors"), but does not represent the dollar value of the options to be granted to these outside directors. The dollar value of such options is not determinable because it is based on the fair market value of the underlying Common Stock on the date of the grant.

(2) Represents grants of options to purchase 2,500 shares of Common Stock to be made on June 18, 1999 to each of two outside directors, but does not represent the number of shares of restricted stock to be granted to these outside directors. The number of shares of restricted stock to be granted to the outside directors is not determinable because it is based on the average of the fair market value of the Common Stock for the five trading days before the date of the grant.

AWARDS

     The Stock Plan provides for the grant to Participants of nonqualified stock options ("Options") and restricted shares of Common Stock ("Restricted Stock," and, collectively with Options, "Awards"). Awards will be granted each year as of the day following the day the Company's annual meeting takes place (the "Grant Date") to individuals who qualify as Participants as of such date.

  1.  Stock Options.

     General. As of each Grant Date, each Participant shall be granted Options to purchase 2,500 shares of Common Stock. The exercise price-per-share of Common Stock of each Option shall be equal to the fair market value per share as of the Grant Date. Each Option will become exercisable in three substantially equal installments on each of the first, second and third anniversaries of the Grant Date, and may be exercised until the expiration of 10 years from the Grant Date. An Option may be exercised from time to time for all or part of the shares as to which it is then exercisable (but, in any event, exercise may be only for whole shares and for amounts not less than $1,000). The Stock Plan permits payment of the exercise price by certified or official bank check and, in the discretion of the Board of Directors, by surrender of shares of Common Stock or by other means authorized by the Board of Directors. Options may not be transferred or alienated in any manner, whether voluntary or involuntary, other than by will or the laws of descent and distribution and, in the discretion of the Board of Directors, to certain family members of Participants (or to trusts established for the benefit of a Participant or such family members).

     Termination of Directorship. The Stock Plan provides that if a Participant's membership on the Board of Directors terminates for any reason other than death or a termination for "cause" (as defined in the Stock Plan), any outstanding Option that was exercisable as of the date of termination will remain exercisable until the expiration of 90 days after such termination (or one year after such termination if the termination is by reason of "disability" (as defined in the Stock Plan)) but in no event can an Option be exercised after its expiration date, as set forth in the Stock Plan and the Award Agreement. If a Participant's membership on the Board of Directors terminates by reason of death or if a Participant dies during the 90-day period described above, any outstanding Option that was exercisable as of the date of death will remain exercisable for one year after the date of death, but in no event after its expiration date, as set forth in the Stock Plan and the Award Agreement. After the applicable 90-day or one-year period described above, any unexercised Option shall be cancelled and shall be null and void and of no further force or effect.

     If a Participant's membership on the Company's Board of Directors is terminated for "cause," all Options, whether or not exercisable, will be forfeited. Additionally, if a Participant's membership on the Board of Directors is terminated for "cause," the Participant may be required to repay to the Company any gain realized from the exercise of an Option during the one-year period preceding such termination.

  2.  Restricted Stock.

     General. A grant of shares of Restricted Stock represents the issuance by the Company of shares of Common Stock that are subject to certain restrictions. Prior to the vesting of the shares, the shares are not transferable by the Participant and are forfeitable. Vesting of the shares occurs on a predetermined date if the Participant has continuously been a member of the Board of Directors until that date. If vesting does not occur, shares of restricted stock are forfeited, as described below.

     As of each Grant Date, each Participant will be granted a number of shares of Restricted Stock having a value, based on the average of the fair market value on the five trading days before the Grant Date, as close as possible to $5,000. Awards of Restricted Stock will vest in three substantially equal installments, on the first, second and third anniversaries of the Grant Date. Prior to the date a share of Restricted Stock vests, it may not be transferred and will be forfeited if the Participant's membership on the Board of Directors terminates for any reason.

     Termination of Directorship. The Stock Plan provides that if a Participant's membership on the Board of Directors terminates for any reason any Awards of Restricted Stock that have not yet vested will be forfeited as of the date of such termination.

     If the Participant's membership on the Company's Board of Directors is terminated for "cause," the Participant may also be required to repay to the Company any gain realized from the vesting of any Restricted Stock during the one-year period preceding such termination.

CERTAIN CORPORATE CHANGES

     In the event of a stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares and certain similar events, the Stock Plan provides for an adjustment in the number and type of shares available to be issued under the Stock Plan, and also provides for certain adjustments to outstanding Options already granted.

AMENDMENT AND TERMINATION

     The Board of Directors may suspend, discontinue, revise or amend the Stock Plan at any time and in any respect, subject to stockholder approval to the extent necessary to comply with applicable law and listing requirements. No amendment to the Stock Plan may reduce any Award previously granted to a Participant without the Participant's prior written consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of the federal income tax consequences of awards under the Stock Plan is based on present federal tax laws, and does not purport to be a complete description of the tax consequences associated with awards under the Stock Plan. Differences in each individual's financial situation may cause federal, state and local tax consequences of awards to vary.

     Stock Options. There are generally no federal tax consequences either to the optionee or to the Company upon the grant of an Option. Upon exercise of an Option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will be taxable to the optionee as ordinary income and will be deductible for tax purposes by the Company. The shares acquired by the optionee upon exercise of the Option will have a tax basis equal to the fair market value of the shares on the date of option exercise. On disposition of the shares, the optionee will recognize capital gain or loss equal to the excess of the amount realized upon the sale or disposition over the tax basis of the shares. The federal income tax rate applicable to such capital gain will depend upon the holding period of the shares, which will generally commence at the time of option exercise.

     Restricted Stock. A grant of shares of Restricted Stock will not result in income for the recipient or a tax deduction for the Company until such time as the shares are no longer subject to a risk of forfeiture or restrictions on transferability, unless the recipient elects otherwise within 30 days of the date of grant as described below. Upon lapse or release of such restrictions, the recipient will generally include in gross income an amount equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount. The recipient's tax basis in the shares will equal the income so recognized plus the amount, if any, paid for the shares. Any gain or loss upon a subsequent disposition of the shares will be capital gain or loss (the federal income tax rate applicable to such capital gain will depend upon the holding period of the shares).

     Pursuant to Section 83(b) of the Internal Revenue Code of 1986, the recipient of an Award of Restricted Stock may elect within 30 days after receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the Common Stock comprising the Award at the time of Award. If the election is made, the recipient will acquire a basis in the shares equal to the ordinary income recognized by the recipient at the time of Award plus any amount paid for the shares. No income will be recognized upon lapse or release of the restrictions, and any gain or loss upon a subsequent disposition of the shares will be taxed as capital gain or loss (the federal income tax rate applicable to such capital gain will depend upon the holding period of the shares). In the event of a forfeiture of the shares with respect to which a recipient previously made a Section 83(b) election, the recipient will not be entitled to a loss deduction.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Stock Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE STOCK PLAN.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 1999, subject to ratification by the stockholders at the Annual Meeting. If the stockholders reject the appointment, the Board of Directors will reconsider its selection. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company.

     Deloitte & Touche LLP has audited the Company's consolidated financial statements since 1992. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board's appointment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                           PROPOSALS BY STOCKHOLDERS

     Any stockholder proposal which is intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices, 150 Motor Parkway, Hauppauge, NY 11788, Attention: Secretary, by no later than March 15, 2000, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting, which meeting the Company expects will be held in June, 2000. Any such proposals must comply in all respects with the rules and regulations of the Commission. Stockholders of the Company who intend to bring business before the meeting must also comply with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the General Counsel's Office at the aforementioned address.

                        1998 ANNUAL REPORT AND FORM 10-K

     A COPY OF THE 1998 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CONTAINS DETAILED INFORMATION CONCERNING THE COMPANY AND ITS OPERATIONS WHICH IS NOT INCLUDED IN THE 1998 ANNUAL REPORT. THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER A COPY OF THE FORM 10-K, WITHOUT CHARGE, UPON WRITTEN REQUEST TO: TWINLAB CORPORATION, 150 MOTOR PARKWAY, HAUPPAUGE, NY 11788, ATTENTION: INVESTOR RELATIONS.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                          By Order of the Board of Directors,
                                          /s/ Ross Blechman
                                          ROSS BLECHMAN
                                          Chairman of the Board

Hauppauge, New York
May 14, 1999

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

                                                                      APPENDIX A

                              TWINLAB CORPORATION

                           1999 STOCK INCENTIVE PLAN
                                      FOR
                               OUTSIDE DIRECTORS

                              TWINLAB CORPORATION

                           1999 STOCK INCENTIVE PLAN
                                      FOR
                               OUTSIDE DIRECTORS

1.  PURPOSE OF THE PLAN

     This Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors is intended to promote the interests of Twinlab and its shareholders by providing Twinlab's non-employee directors with appropriate incentives and rewards to encourage them to take a long-term outlook when formulating policy applicable to Twinlab, to provide incentives for qualified individuals to become members of the Board of Directors, to encourage such individuals to remain on the Board of Directors and to provide them with an equity interest in Twinlab.

2.  DEFINITIONS

     (a) "Award" shall mean either an Option or Restricted Stock.

     (b) "Award Agreement" shall mean a written agreement between Twinlab and a Participant evidencing an Award and setting forth the terms and conditions thereof.

     (c) "Board of Directors" shall mean the Board of Directors of Twinlab.

     (d) "Cause" shall mean, when used in connection with the termination of a Participant's status as a director of Twinlab, the removal by Twinlab's stockholders of the individual as a director prior to the expiration of such individual's term on account of the Participant's: (a) conviction of any crime (whether or not involving Twinlab) constituting a felony in the jurisdiction involved; (b) conduct related to the Participant's status as a director of Twinlab for which either criminal or civil penalties against the Participant or Twinlab may be sought; (c) material violation of Twinlab's policies, including, without limitation, those relating to sexual harassment and the disclosure or misuse of confidential information; or (d) serious neglect or misconduct in the performance of the Participant's duties as a director of Twinlab, including, without limitation, breach by the Participant of the Participant's duty of loyalty to Twinlab and its subsidiaries; in each case as determined by the Committee, which determination shall be final, binding and conclusive. Any rights Twinlab or its subsidiaries may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights Twinlab and its subsidiaries may have under any other agreement with the Participant or at law or in equity. If, subsequent to the termination of a Participant's status as a director of Twinlab, it is determined by the Committee that the Participant's status as a director of Twinlab could have been terminated for Cause, such Participant's status as a director of Twinlab may be deemed to have been terminated for Cause.

     (e) "Committee" shall mean such committee as the Board of Directors shall appoint from time to time to administer the Plan. In the absence of such an appointment, the Committee shall be the Board of Directors. In no event shall any individual who is eligible to participate in the Plan participate in any decisions relating to the Plan that would affect solely such individual.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (g) "Fair Market Value" with respect to a share of Twinlab Stock as of any relevant date shall mean: (i) if the principal market for Twinlab Stock (the "Market") is a national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Twinlab Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; (ii) if the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Twinlab Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; (iii) in the event that neither paragraph
(i) nor

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

(ii) shall apply, the Fair Market Value of a share of Twinlab Stock on any day shall be determined in good faith by the Committee.

     (h) "Grant Date" shall mean, with respect to an Award, the date as of which such Award is granted.

     (i) "Option" shall mean a nonqualified stock option to purchase a specified number of shares of Twinlab Stock.

     (j) "Participant" shall mean a member of the Board of Directors who is not at the time of reference an employee of Twinlab or any of its subsidiaries.

     (k) "Plan" shall mean this Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors.

     (l) "Restricted Stock" shall mean a share of Twinlab Stock that is granted pursuant to the terms of Section 7 hereof and that is subject to the restrictions set forth therein for so long as such restrictions continue to apply to such share.

     (m) "Twinlab" shall mean Twinlab Corporation.

     (n) "Twinlab Stock" shall mean the common stock of Twinlab Corporation, par value $1.00 per share, or any successor thereto.

3.  STOCK SUBJECT TO THE PLAN

     Awards shall be granted under the Plan with respect to a number of shares of Twinlab Stock that in the aggregate does not exceed 65,000 shares.

     To the extent Awards granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan. To the extent that Options together with any related rights granted under the Plan terminate, expire or are canceled without having been exercised, or, that shares of Restricted Stock are forfeited, new Awards may be made with respect to the shares covered thereby.

     Shares of Twinlab Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

4.  ADMINISTRATION

     The Plan shall be administered by the Committee, which shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties.

     No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Twinlab shall indemnify and hold harmless each member of the Committee and each other director or employee of Twinlab to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of Twinlab.

5.  AWARDS UNDER THE PLAN

     The terms of Awards to be granted under the Plan are set forth herein and may not be varied other than by amendment of the Plan in accordance with Section
13. Every Award shall be subject to the terms and conditions set forth in the Plan, and shall be evidenced by an Award Agreement, which shall not be inconsistent with the provisions of the Plan.

6.  FORMULA GRANT OF STOCK OPTIONS

     As of the date following each annual meeting of Twinlab, each individual who qualifies as a Participant on such date shall be granted an Option to purchase 2,500 shares of Twinlab Stock.

     (a) Identification of Options

     All Options granted under the Plan shall be clearly identified in the applicable Award Agreement as "non-qualified stock options."

     (b) Exercise Price

     The exercise price of any Option granted under the Plan shall be 100% of the Fair Market Value of a share of Twinlab Stock on the date on which such Option is granted.

     (c) Term and Exercise of Options

          (i) Each Option shall become exercisable in three installments: the Option shall become exercisable with respect to 1/3 of the number of shares with respect to which it is granted on the first anniversary of the Grant Date, the Option shall become exercisable with respect to 1/3 of the number of shares with respect to which it is granted on the second anniversary of the Grant Date and the Option shall become exercisable with respect to the remaining 1/3 of the number of shares with respect to which it is granted on the third anniversary of the Grant Date.

          (ii) Each Option expire on the date ten years from the date such Option was granted and thereafter shall be null and void and of no further force or effect; provided, however, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

          (iii) Each Option shall be exercisable in whole or in part; provided, however, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the Award Agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(vi) hereof.

          (iv) An Option shall be exercised by delivering notice to Twinlab's principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreements, shall specify the number of shares of Twinlab Stock with respect to which the Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreements shall be returned to him. Payment for shares of Twinlab Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (A) in cash, by certified check, bank cashier's check or wire transfer or (B) subject to the approval of the Board of Directors, in shares of Twinlab Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Twinlab Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Twinlab Stock shall be effected by the delivery of such shares to the Secretary of Twinlab, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of Twinlab shall require from time to time.

          (v) Each Option granted to the Participant shall be exercisable only by the Participant and no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Award Agreement, permit a Participant to transfer all or some of the Options to (A) the Participant's spouse, children or grandchildren ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

          (vi) Certificates for shares of Twinlab Stock purchased upon the exercise of an Option shall be issued in the name of the Participant, his beneficiary or such other party to whom the Participant transferred the Option pursuant to paragraph (v) above, as the case may be, and delivered to the Participant or his beneficiary, as the case may be, as soon as practicable following the effective date on which the Option is exercised.

     (d) Effect of Discontinuance of Director's Term

          (i) In the event that the term of a Participant's membership on the Board of Directors expires for any reason other than the Participant's death, disability or the termination for Cause of the Participant's membership on the Board of Directors, Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, on which date they shall expire, and Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (ii) In the event that (A) the term of a Participant's membership on the Board of Directors expires because of the Participant's Disability or death or (B) a Participant dies during the 90-day period under Section 7(d)(i), Options granted to such Participant, to the extent that they were exercisable at the time of such death or termination, shall remain exercisable until the expiration of one year after such death or termination, on which date they shall expire, and Options granted to such Participant, to the extent that they were not exercisable at the time of such death or termination, shall expire at the close of business on the date of such death or termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (iii) In the event that a Participant's membership on the Board of Directors is terminated for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such removal.

7.  FORMULA GRANT OF RESTRICTED STOCK

     As of the date following each annual meeting of Twinlab, each individual who qualifies as a Participant on such date shall be granted such number of whole shares of Restricted Stock with an aggregate value, based on the average of the Fair Market Value for the five (5) trading days preceding the Grant Date, as close to $5,000 as possible. Each grant of shares of Restricted Stock shall be evidenced by an Award Agreement in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

     (a) Conditions to Vesting

     Each Award of Restricted Stock shall vest in three installments: 1/3 of the number of shares of Restricted Stock subject to such Award shall vest on the first anniversary of the Grant Date, 1/3 of the number of shares of Restricted Stock subject to such Award shall vest on the second anniversary of the Grant Date and the remaining 1/3 of the number of shares of Restricted Stock subject to such Award shall vest on the third anniversary of the Grant Date. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion, deems appropriate.

     (b) Restrictions on Transfer Prior to Vesting

     Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

     (c) Issuance of Certificates

     (i) Except as provided in Sections 7(b) or 7(f) hereof, reasonably promptly after the Grant Date with respect to shares of Restricted Stock, Twinlab shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that Twinlab shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

     The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Twinlab Corporation Stock Incentive Plan for Outside Directors and an Agreement entered into between the registered owner of such shares and Twinlab Corporation. A copy of the Plan and Agreement is on file in the office of the Secretary of Twinlab Corporation, 150 Motor Parkway, Hauppauge, New York 11788.

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms hereof.

     (ii) Each certificate issued pursuant to Section 7(c)(i) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by Twinlab with a custodian designated by Twinlab (which custodian may be Twinlab). Twinlab shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

     (d) Outstanding Restricted Stock and Phantom Stock

     Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a Participant with respect to a share of Restricted Stock which has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the custodian designated pursuant to
Section 7(c)(ii) hereof.

     (e) Consequences Upon Vesting

     Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, Twinlab shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 7(c)(i) hereof.

     (f) Effect of Discontinuance of Director's Term

     In the event that a Participant ceases to be a member of the Board of Directors for any reason, all shares of Restricted Stock that have not vested as of the date of such termination shall be forfeited as of such date.

8.  TERMINATION FOR CAUSE

     If at any time within one year after the date on which a Participant exercises an Option or any of a Participant's shares of Restricted Stock vests (each of which events is a "realization event"), the Participant is terminated for cause, then any gain realized by the Participant from the realization event shall be paid by the Participant to Twinlab upon notice from Twinlab to the Participant. Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Twinlab Stock. To the fullest extent permitted by law, Twinlab shall have the right to offset such gain against any amounts otherwise owed to the Participant by Twinlab.

9.  ADJUSTMENT UPON CHANGES IN TWINLAB STOCK

     (a) Shares Available for Awards

     In the event of any change in the number of shares of Twinlab Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the number and type of shares of Twinlab Stock available to be granted as Awards under Section 3 hereof shall be appropriately adjusted.

     (b) Outstanding Options -- Increase or Decrease in Issued Shares Without Consideration

     Subject to any required action by the shareholders of Twinlab, in the event of any increase or decrease in the number of issued shares of Twinlab Stock resulting from a subdivision or consolidation of shares of Twinlab Stock or the payment of a stock dividend (but only on the shares of Twinlab Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by Twinlab, the number of shares of Twinlab Stock subject to each outstanding Option and the exercise price-per-share of Twinlab Stock of each such Option shall be appropriately adjusted.

     (c) Outstanding Options -- Certain Mergers

     Subject to any required action by the shareholders of Twinlab, in the event that Twinlab shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Twinlab Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Twinlab Stock subject to such Option would have received in such merger or consolidation.

     (d) Outstanding Options -- Certain Other Transactions

     In the event of (i) a dissolution or liquidation of Twinlab, (ii) a sale of all or substantially all of Twinlab's assets, (iii) a merger or consolidation involving Twinlab in which Twinlab is not the surviving corporation or (iv) a merger or consolidation involving Twinlab in which Twinlab is the surviving corporation but the holders of shares of Twinlab Stock receive securities of another corporation and/or other property, including cash, each Option outstanding immediately prior to such event (whether or not then exercisable) shall be canceled effective immediately prior to the occurrence of such event, and, in full consideration of such cancellation, the Participant to whom such Option was granted shall be paid an amount in cash for each share of Twinlab Stock subject to such Option, equal to the excess of (A) the value, as determined by an independent appraisal of the property (including cash) received by the holder of a share of Twinlab Stock as a result of such event over (B) the exercise price of such Option.

     (e) No Other Rights

     Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Twinlab or any other corporation. Except as expressly provided in the Plan, no issuance by Twinlab of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Twinlab Stock subject to an Award or the exercise price of any Option.

10.  RIGHTS AS A STOCKHOLDER

     No person shall have any rights as a stockholder with respect to any shares of Twinlab Stock covered by or relating to any Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 9 hereof, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

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

11.  SECURITIES MATTERS

     A. Twinlab shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Twinlab Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Twinlab shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Twinlab Stock pursuant to the Plan unless and until Twinlab is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Twinlab Stock are traded. Each Participant may be required, as a condition of the issuance and delivery of certificates evidencing shares of Twinlab Stock pursuant to the terms hereof, that the recipient of such shares make appropriate covenants, agreements and representations, and that such certificates bear appropriate legends.

     B. The exercise of any Option granted hereunder shall be effective only at such time as Twinlab shall have determined that the issuance and delivery of shares of Twinlab Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Twinlab Stock are traded. The effectiveness of any exercise of an Option granted hereunder may be deferred in order to allow the issuance of shares of Twinlab Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Participant shall be informed in writing of any such deferral. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12.  WITHHOLDING TAXES

     A. Cash Remittance

     Whenever shares of Twinlab Stock are to be issued upon the exercise of an Option, Twinlab shall have the right to require the Participant to remit to Twinlab in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares.

     B. Stock Remittance

     At the election of the Participant, subject to the approval of the Board of Directors, when shares of Twinlab Stock are to be issued upon the exercise of an Option, in lieu of the remittance required by Section 12(a) hereof, if any, the Participant may tender to Twinlab a number of shares of Twinlab Stock, the Fair Market Value of which at the tender date is sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or grant.

     C. Stock Withholding

     Twinlab shall have the right, when shares of Twinlab Stock are to be issued upon the exercise of an Option, in lieu of requiring the remittance required by
Section 12(a) hereof, if any, to withhold a number of such shares, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or grant.

13.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that if and to the extent required by applicable law, no amendment shall be effective without the approval of the shareholders of Twinlab. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any previously granted and outstanding Award.

14.  NO OBLIGATION TO EXERCISE

     The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

15.  TRANSFERS UPON DEATH

     Upon the death of a Participant or a permitted transferee, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's or permitted transferee's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind Twinlab unless the Committee shall have been furnished with
(a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and
(b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Award. Except as provided in this Section 15 and in Section 6(c)(v) of this Plan, no Award shall be transferable, and shall be exercisable only by a Participant during the Participant's lifetime.

16.  EXPENSES AND RECEIPTS

     The expenses of the Plan shall be paid by Twinlab. Any proceeds received by Twinlab in connection with any Award will be used for general corporate purposes.

17.  LIMITATIONS IMPOSED BY SECTION 162(M)

     Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines Twinlab's federal tax deduction in respect of an Award may be limited as a result of Section 162(m) of the Code, the Committee may take the following actions. The Committee may delay the payment in respect of Options until a date that is within 30 days after the earlier to occur of (i) the date that compensation paid to the Participant no longer is subject to the deduction limitation under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. In the event that a Participant exercises an Option at a time when the Participant is a "covered employee," and the Committee determines to delay the payment in respect of any such Award, the Committee shall credit the Fair Market Value of Twinlab Stock, payable to the Participant to a book account. The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by Twinlab to pay the amount credited thereto to the Participant in the future.

18.  CERTAIN BOARD ACTION

     To the extent consistent with Rule 16b-3, any member of the Board of Directors who is eligible to participate in the Plan will abstain from any action taken by the Board of Directors with respect to the Plan.

19.  FAILURE TO COMPLY

     In addition to the remedies of Twinlab elsewhere provided for herein, failure by a Participant (or beneficiary or permitted transferee) to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant (or beneficiary or permitted transferee) evidencing an Award, unless such failure is remedied by such Participant (or beneficiary or permitted transferee) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part.

20.  EFFECTIVE DATE OF PLAN

     The Plan was adopted by the Board of Directors on April 22, 1999, subject to approval by the shareholders of Twinlab at their next annual meeting, in accordance with applicable law. Awards may be granted under the Plan at any time prior to the receipt of such shareholder approval; provided, however, that each such grant shall be subject to such approval. Without limitation on the foregoing, no Option may be exercised prior to the receipt of such approval. If the Plan is not so approved, then the Plan and all Awards then outstanding hereunder shall forthwith automatically terminate and be of no force and effect.

21.  TERM OF THE PLAN

     Unless sooner terminated by the Board of Directors, the Plan shall terminate on the date when no more shares are available for transfer under the Plan. Awards outstanding upon Plan termination shall continue in effect in accordance with their terms.

22.  NO RIGHT TO RE-ELECTION

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any of its members for re-election by Twinlab's shareholders, nor confer upon any Participant the right to remain a member of the Board of Directors for any period of time or at any particular rate of compensation.

23.  NO LIMITATION ON CORPORATE ACTIONS

     This Plan shall not affect in any way the right or power of Twinlab or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Twinlab's capital structure or its business, or any merger or consolidation of Twinlab, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Twinlab Stock or the rights thereof or which are convertible into or exchangeable for Twinlab Stock, or the dissolution or liquidation of Twinlab, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

24.  SECTION HEADINGS

     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

25.  APPLICABLE LAW

     Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.

                              TWINLAB CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned stockholder of TWINLAB CORPORATION (the "Company") hereby appoints Brian Blechman and Neil Blechman, and each of them, proxies of the undersigned, with full power of substitution to each, to vote all shares of the Company which the undersigned is entitled to vote at the Company's Annual Meeting to be held at the Media Center located at 150 Motor Parkway, Hauppauge, New York, on the 17th of June, 1999, at 10:00 a.m., local time, and at any adjournments thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

1. ELECTION OF DIRECTORS: To elect the nominees listed below to the Board of Directors;

   FOR ALL NOMINEES LISTED BELOW                             WITHHOLD AUTHORITY
   (except as marked to the contrary below) [ ]              to vote for all nominees listed below [ ]

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

  BRIAN BLECHMAN, DEAN BLECHMAN, NEIL BLECHMAN, ROSS BLECHMAN, STEVE BLECHMAN, STEPHEN L. WELLING, JOHN G. DANHAKL AND JONATHAN D. SOKOLOFF

2. APPROVAL OF THE TWINLAB CORPORATION 1999 STOCK INCENTIVE PLAN FOR OUTSIDE DIRECTORS;

  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN

3. APPROVAL OF AUDITORS: To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1999;

  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN

and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSALS 2 AND 3.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSALS 2 AND 3.
           (Continued and to be dated and signed on the other side.)

 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

   Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.

                                                                          Dated:

                                            ---------------------------------- ,
                                                                            1999

                                              ----------------------------------
                                                  (SIGNATURE OF STOCKHOLDER)

                                              ----------------------------------
                                                  (SIGNATURE OF STOCKHOLDER)

                                              Please sign exactly as your
                                              name(s) appears on your stock
                                              certificate. If signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please
                                              indicate the capacity in which
                                              signing. When signing as joint
                                              tenants, all parties to the joint
                                              tenancy must sign. When the proxy
                                              is given by a corporation, it
                                              should be signed by an authorized
                                              officer.

I plan to attend the Annual Meeting in person: [ ] Yes   [ ] No